UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2005

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities

On December 14, 2005 Nabi Biopharmaceuticals (the “Company”) committed to a restructuring of its European business operations in which it closed its operations in Europe. The Company is taking these actions in an effort to reduce expenses in line with the decision to withdraw its Marketing Authorization Application (MAA) for StaphVAX® [Staphylococcus aureus Polysaccharide Conjugate Vaccine] in Europe following the announcement on November 1, 2005 that the Company’s confirmatory phase III clinical trial of StaphVAX did not meet its primary endpoint.

In connection with the closure of its European operations, the Company expects to incur restructuring charges of approximately $1.3 million in the current quarter ending December 31, 2005 including expenses related to employee severance costs, cancellation of leases in Europe and for the write off of depreciable assets. The Company expects that the restructuring charges will result in cash expenditures of approximately $900,000 in the last quarter of 2005 and the first quarter of 2006.

The Company issued a press release announcing the restructuring on December 19, 2005. A copy of the press release is attached as Exhibit 99.1.

Item 2.06 Material Impairments

Also as a result of the StaphVAX clinical trial results, the Company determined on December 14, 2005 that a material charge for impairment will be recorded in connection with the write-off of pre-launch StaphVAX inventory totaling approximately $5.0 million and an intangible manufacturing asset related to StaphVAX totaling $2.7 million. The Company also determined that it likely will be required to take a material charge for impairment against the carrying value of the vaccine manufacturing plant constructed at its Boca Raton, Florida facility that has a net book value of approximately $20 million. At this time the Company is unable to estimate the amount of the charge and anticipates determining the amount of the charge in connection with the preparation of the Company’s December 31, 2005 financial statements. In addition, as a result of placing the Altastaph™ [Staphylococcus aureus Immune Globulin Intravenous (Human)] program on hold, the Company no longer plans to undergo a tax planning transaction in connection with that product in 2005 which would have utilized the majority of its deferred tax assets. As a result, during the fourth quarter of 2005, the Company expects to record a valuation allowance against certain of its deferred tax assets of approximately $27 million to $35 million.

Statements that the Company may publish, including those in this Current Report on Form 8-K that are not strictly historical are “forward-looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which relate to the Company’s restructuring plans, including the anticipated costs and timing of such plans, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this report. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including problems or delays in implementing the restructuring plans and general economic conditions. The Company calculated the estimated costs for these restructuring charges based on current information. Actual future cash requirements and the estimated restructuring expense may differ if the Company is unable to complete the restructuring activity within the anticipated time period. It is not possible to foresee or identify all factors that could cause actual results to differ from expected results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.

Item 9.01. Financial Statements and Exhibits

Exhibit number	Description

99	Press Release, dated December 19, 2005, filed with respect to the Item 2.05 information contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: December 20, 2005

By: /s/ Mark L. Smith

        Name: Mark L. Smith

        Title: Senior Vice President, Finance, Chief

        Financial Officer, Chief Accounting Officer,

        and Treasurer